UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

BEMIS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2) Form, Schedule or Registration Statement No.:

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EXPLANATORY NOTE

Bemis Company, Inc. (“Bemis”) has entered into a Transaction Agreement, dated as of August 6, 2018, with Amcor Limited, Arctic Jersey Limited, and Arctic Corp., relating to a proposed business combination that is expected to be submitted to a vote of Bemis’s shareholders.

Bemis is filing this Schedule 14A to file the following communications materials which may be deemed soliciting materials under Rule 14a-12 under the Exchange Act with respect to such vote.

EXHIBIT INDEX

No.	Description

99.1	OneGreatFuture FAQ Sheet, dated August 17, 2018

Exhibit 99.1

FAQs The questions below were received from employees through OneGreatFuture (onegreatfuture@bemis.com). We will continue to post updates to this document as additional questions are received. If you have a question, send a message to onegreatfuture@bemis.com. General Questions Q1: A: How will the existing Bemis teams (Corporate team and Operations teams) fit into the Amcor organization? Over the coming months, we expect to build an integration planning team, led by senior management of both companies. The integration planning team will work to address how post-close we can best bring our companies together and capitalize on the strengths and talent across each organization. We will keep you informed of any important developments as we move through this process. What will be the name of the new company? The new company will have the Amcor name. Do we expect that the merger will affect Bemis Healthcare Packaging given the position of Amcor's healthcare division? The proposed merger will bring together two complementary businesses in the healthcare packaging segment and as such, should bring value to our customers. Nevertheless, the transaction will be subject to the approval of various antitrust regulators which will take several months to complete. How do we set up for success as we integrate with Amcor? The best way the rest of us can contribute to the future success of our new company is by assuring the present, independent success of Bemis: being safe and engaged in everything we do, delighting customers, and meeting or beating our performance targets. Can I connect with Amcor employees on LinkedIn? Do not contact Amcor personnel with any means of communication, including but not limited to, social media networks. We do not want to give the appearance of two companies integrating prior to closing. For additional information, please refer to the Do’s and Don’ts document posted on Connect. Q2: A: Q3: A: Q4: A: Q5: A: Benefit Questions Q6: A: What impact could there be to a Bemis retirement plan (US)? Employees continue to be entitled to accrued benefits earned under a Bemis retirement plan in accordance with the applicable plan’s terms. Retirement plan vesting rules remain in place under the Bemis retirement plans. Q7: A: At the end of the first 12 months is there any risk that vacation entitlements will change? These decisions have not yet been made. However, Amcor shares a similar commitment to providing competitive compensation and benefit plans to employees. We are committed to keeping you informed, and we will provide additional details on our integration planning as decisions are made. Updated August 17, 2018 Page 1 of 1 ©BEMIS COMPANY, INC. 2018 - CONFIDENTIAL

OneGreatFuture FAQs

Bemis

Benefit Questions

Q8: **If Amcor contributes to the Union pension plan, will the employees have to work an additional 3/5 years to become fully vested in the funds Amcor contributes?**

A: No. Prior Bemis service will continue to be recognized under the existing Bemis pension plans.

Q9: **Will we continue with our US Annual Benefit Enrollment period for 2019 benefits?**

A: Yes, Annual Enrollment in the US will be November 1-November 21.

Q10: **Am I still eligible for pension payments upon retirement? Is the money in my pension protected? Is there a chance Amcor will offer a one-time payout of that money?**

A: Any accrued benefits that an employee has earned under a Bemis pension plan will be maintained in accordance with the terms of the applicable plan.

At this time, a one-time payout option has not been discussed.

Stock Questions

Q11: **If an employee buys Bemis stock today, would they receive 5.1 shares of Amcor stock when the transaction closes or is the fixed exchange ratio only for Bemis stock owned as of August 2nd?**

A: Yes, anyone who purchases stock today would also receive 5.1 shares of Amcor stock. As a reminder, inside trading rules are still applicable. For further information, please refer to the Inside Trading policy.

Q12: **What are the Bemis shares valued at closing?**

A: There is a fixed ratio of 5.1 Bemis shares to 1 share of the new company (5.1:1). For example, if at the time of close you have 100 shares, you can choose to receive 510 shares in the new company. The dollar equivalent is not fixed an can vary depending on the Amcor stock price when the transaction closes.. As an example, using Amcor's closing share price on August 3, 2018, it would be the equivalent of $57.75 per share, which was derived as follows:

- Amcor stock price on August 3 of A$15.28
- At an exchange rate on August 3 of .7411
- Multiplied by 5.1 = $57.75
- Noting that the only fixed items in this equation is the 5.1 ratio.

©BEMIS COMPANY, INC. 2018 - CONFIDENTIAL

Updated August 17, 2018

Page 2 of 2

Cautionary Statement Regarding Forward-Looking Statements This communication contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Amcor Limited (“Amcor”), its subsidiary Arctic Jersey Limited (“New Amcor”) and Bemis Company, Inc. (“Bemis”) have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “estimate,” “potential,” “outlook” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this communication include, without limitation, statements about the anticipated benefits of the contemplated transactions, including future financial and operating results and expected synergies and cost savings related to the contemplated transactions, the plans, objectives, expectations and intentions of Amcor, New Amcor or Bemis and the exp ected timing of the completion of the contemplated transactions. Such statements are based on the current expectations of the manag ement of Amcor or Bemis, as applicable, are qualified by the inherent risks and uncertainties surrounding future expectations generally, and actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. None of Amcor, N ew Amcor or Bemis, or any of their respective directors, executive officers or advisors, provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause results to differ from expectations include, but are not limited to: uncertainties as to the timing of the contemplated transactions; uncertainties as to the approval of the transactions by Bemis’ and Amcor’s shareholders, as required in connection with the c ontemplated transactions; the possibility that a competing proposal will be made; the possibility that the closing conditions to the contemplated transactions may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary approval; the effects of disruption caused by the announcement of the contemplated transactions or the performance of the par ties’ obligations under the transaction agreement making it more difficult to maintain relationships with employees, customers, vendors and other business partners; the risk that shareholder litigation in connection with the contemplated transactions may affect the timing or occurrence of the contemplated transactions or result in significant costs of defense, indemnification and liability; uncertainties as to the availability and terms of refinancing for the existing indebtedness of Amcor or Bemis in connection with the contemplated tra nsactions; uncertainties as to whether and when New Amcor may be listed in the US S&P 500 index and the S&P / ASX 200 index; uncertainties as to whether, when and in what amounts future dividend payments may be made by Amcor, Bemis or New Amcor; other business effects, including the effects of industry, economic or political conditions outside of the control of the parties to the contemplated transactions; transaction costs; actual or contingent liabilities; disruptions to the financial or capital markets; other risks and uncertainties discussed in Amcor’s disclosures to the Australian Securities Exchange (“ASX”), including the “2017 Principal Risks” section of Amcor’s Annual Report 2017; and other risks and uncertainties discussed in Bemis’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of Bemis’ annual report on Form 10-K for the fiscal year ended December 31, 2017. You can obtain copies of Amcor’s disclosures to the ASX for free at ASX’s website (www.asx.com.au). You can obtain copies of Bemis’ filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and none of Amcor, New Amcor or Bemis undertakes any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Legal Disclosures No Offer or Solicitation This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Important Additional Information Will Be Filed with the SEC In connection with the contemplated transactions, New Amcor intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Bemis and prospectus of New Amcor. The joint proxy statement/prospectus will also be sent or given to Bemis shareholders and will contain important information about the contemplated transactions. Shareholders are urged to read the joint proxy statement/prospectus and other relevant documents filed or to be filed with the SEC carefully when they become available because they will contain important information about Bemis, Amcor, New Amcor, the contemplated transactions and related matters. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Bemis, Amcor and New Amcor through the SEC’s website (www.sec.gov). Participants in the Solicitation Bemis, Amcor, New Amcor and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Bemis shareholders in connection with the contemplated transactions. Information about Bemis’ directors and executive officers is set forth in its proxy statement for its 2018 Annual Meeting of Shareholders and its annual report on Form 10-K for the fiscal year ended December 31, 2017, which may be obtained for free at the SEC’s website (www.sec.gov). Information about Amcor’s directors and executive officers is set forth in its Annual Report 2017, which may be obtained for free at ASX’s website (www.asx.com.au). Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the joint proxy statement/prospectus that New Amcor intends to file with the SEC. ©BEMIS COMPANY, INC. 2018 - CONFIDENTIAL